Exhibit 23.3

[GLJ Petroleum Consultants Ltd. Letterhead]

LETTER OF CONSENT

TO: Mr. James Rozon

Chief Financial Officer

Gran Tierra Energy Inc.

300, 625 - 11th Ave., S.W.

Calgary, Alberta T2R 0E1

Canada

Re: Gran Tierra Registration Statements:

Form S-8

Filed with the U.S. Securities Exchange Commission

As the independent reserve evaluator for Gran Tierra Energy Inc. (Gran Tierra), GLJ Petroleum Consultants Ltd. hereby confirms that it has granted and not withdrawn its consent to the incorporation by reference to GLJ’s reserve report and to the reference to GLJ’s review of Gran Tierra’s reserves as of December 31, 2011, in the form and context disclosed by Gran Tierra in its Form 10-K filed with the United States Securities and Exchange Commission on February 27, 2012, for the period ending December 31, 2011, and incorporated by reference by Gran Tierra in this Form S-8 filed with the U.S. Securities and Exchange Commission.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Keith M. Braaten

Keith M. Braaten, P. Eng.
President & CEO

Dated: August 1, 2012

Calgary, Alberta

CANADA